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                                                                    EXHIBIT 10.5


                              SECOND AMENDMENT TO
                          LOAN AND SECURITY AGREEMENT


         THIS SECOND AMENDMENT (this "Amendment") to the Loan and Security Agreement is entered into as of the 3rd day of June, 1997, by and between McInnes Steel Company, Eballoy Glass Products Company, Erie Bronze & Aluminum Company, McInnes International, Inc. and Centrum Acquisition Corporation, to be known as Taylor Forge Company ("Taylor Forge"), as borrowers (the foregoing shall be referred to herein collectively as "Borrowers" and separately as a "Borrower"), Centrum Industries, Inc. and McInnes Services, Inc., as guarantors (collectively the "Guarantors" and separately a "Guarantor"), and The Huntington National Bank (the "Bank").

                                   RECITALS:

             A. As of February 29, 1996, the Borrowers (with the exception of Taylor Forge), the Guarantors and the Bank executed a certain Loan and Security Agreement, which was amended by a certain First Amendment to Loan and Security Agreement dated as of January 1, 1997 (collectively the "Loan Agreement"), setting forth the terms of certain extensions of credit to the Borrowers (with the exception of Taylor Forge); and

             B. As of February 29, 1996, the Borrowers (with the exception of Taylor Forge) executed and delivered to the Bank, inter alia, a revolving note in the original principal sum of Fifteen Million Five Hundred Thousand Dollars ($15,500,000.00) (hereinafter the "Revolving Note"); and

             C. As of February 29, 1996, the Borrowers (with the exception of Taylor Forge) executed and delivered to the Bank, inter alia, a commercial loan note in the original principal sum of Two Million Eight Hundred Fifty Thousand Dollars ($2,850,000.00) (hereinafter the "Term Note") (the Revolving Note and the Term Note are hereinafter referred to as the "Notes"); and

             D. In connection with the Loan Agreement and the Notes, the Borrowers (with the exception of Taylor Forge) executed and delivered to the Bank certain other loan documents, a reimbursement agreement, openend mortgages, assignment of rents and security agreements, a second mortgage, assignment of rents and security agreement, lockbox agreements, consents, assignments, security agreements, agreements, instruments and financing statements in connection with the indebtedness referred to in the Loan Agreement (all of the foregoing, together with the Notes and the Loan Agreement, are hereinafter collectively referred to as the "Loan Documents"); and

             E. The Borrowers have requested that the Bank amend and modify certain terms and covenants in the Loan Agreement, add Taylor Forge as a party thereto, and extend additional credit to the Borrowers, and the Bank is willing to do so upon the terms and conditions contained herein.

             NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:


             1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

             2. As of the date this Amendment becomes effective, Taylor Forge shall be deemed to be a "Borrower," one of the "Borrowers," a "Company," and one of the "Companies," as those terms are defined in the Loan Agreement. Taylor Forge hereby agrees to be bound by each and every representation, warranty, term and covenant of the Loan Agreement, hereby grants to the Bank a security interest in the Collateral, and agrees to execute contemporaneously herewith all such documents and agreements as the

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Bank shall require to become obligated under all of the obligations evidenced by the Loan Documents, and to grant and perfect to the Bank a first and exclusive security interest in all the business assets of Taylor Forge.

             3. The Preamble of the Loan Agreement is hereby amended to recite in its entirety as follows:

                              This agreement (this "Agreement") is entered into
                     at Columbus, Ohio, between and among The Huntington National Bank (the "Bank") as lender, McInnes Steel Company ("MSC"), Eballoy Glass Products Company ("Eballoy"), Erie Bronze & Aluminum Company ("EBA"), McInnes International, Inc. and Centrum Acquisition Corporation, to be known as Taylor Forge Company ("Taylor Forge"), as borrowers (the foregoing shall be referred to herein collectively as "Borrowers" and separately as a "Borrower"), and Centrum Industries, Inc. ("Centrum") and McInnes Services, Inc. ("MSI"), as guarantors (collectively the "Guarantors" and separately a "Guarantor") as of the 29th day of February, 1996. The Borrowers and the Guarantors shall also be referred to herein collectively as the "Companies" and separately as a "Company."

             4. Section 1.1, "The Loans," of the Loan Agreement is hereby amended to recite in its entirety as follows:

                     1.1 The Loans. The Bank, subject to the terms and conditions hereof, will make loans and advances and extend credit to the Borrowers up to the aggregate sum of the principal sum of loans plus the stated value of letters of credit of $25,350,000.00 (collectively the "Loans"). Subject to the terms and conditions hereof, the Loans shall be comprised of (a) revolving loans and advances to the Borrowers, which shall not exceed the aggregate principal sum of $18,500,000.00 (collectively the "Revolving Loans" and individually a "Revolving Loan"),
                     (b) a direct pay letter of credit up to the maximum stated value of $4,500,000.00 plus accrued interest of $110,959.00 for the account of MSC (the "Letter of Credit"), (c) a term loan facility to the Borrowers (with the exception of Taylor Forge) up to the principal sum of $2,850,000.00 (the "Term Loan"), and (d) a term loan facility to the Borrowers up to the principal sum of $4,000,000.00 (the "Additional Term Loan"); provided, however, that notwithstanding the individual limitations set forth above with respect to the Revolving Loans and the Letter of Credit, the aggregate principal balance of the Revolving Loans, lus the stated value outstanding of the Letter of Credit shall not exceed the sum of $18,500,000.00.

             5. Section 1.2, "Borrowing Base," of the Loan Agreement is hereby amended to recite in its entirety as follows:

                     1.2 Borrowing Base. The principal balance of the Revolving Loans made to any Borrower, plus the aggregate stated value outstanding at any time of Letter of Credit issued for such Borrower, shall not exceed such Borrower's Borrowing Base. "Borrowing Base" shall mean, with respect to any Borrower, the sum of the following with respect to such Borrower (a) 70% of Eligible Raw
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                     Materials Inventory not to exceed the  Consolidated
                     Eligible Raw Materials Inventory Cap; plus (b) 60% of Eligible Material Content of WIP Inventory not to exceed the Consolidated Eligible Material Content
                     WIP Inventory Cap, plus (c) the Eligible Equipment Availability, plus (d) 85% of Eligible Accounts (collectively the "Borrowing Base"). "Consolidated Eligible Raw Materials Inventory Cap" means an amount not to exceed $4,500,000.00 with respect to the Eligible Raw Materials Inventory of all of the Borrowers in the aggregate. "Consolidated Eligible Material Content of WIP Inventory Cap" means an amount not to exceed $2,250,000.00 with respect to the Eligible Material Content of WIP Inventory of all of the Borrowers in the aggregate. The Bank, in its sole good faith discretion, reserves the right upon notice to the Borrowers to increase or decrease the foregoing percentages or the maximum dollar amount attributable to the Consolidated Raw Materials Inventory Cap or the Consolidated Eligible Material Content of WIP Inventory Cap. "Eligible Equipment Availability" shall mean with respect to Eligible Equipment the following amounts with respect to the following periods:

                     (i)     from the date of this Agreement through
                             and including December 30, 1996, with respect to MSC, the sum of $3,700,000, with respect to EBA, the sum of $767,000, and with respect to Eballoy, the sum of $283,000,

                     (ii) beginning December 31, 1996, and continuing through and including December 30, 1997, with respect to MSC, the sum of $3,083,333, with respect to EBA, the sum of $639,167, with respect to Eballoy, the sum of $235,833,

                     (iii) beginning December 31, 1997, and continuing through and including December 30,
                             1998, and with respect to MSC, the sum of $2,466,667, with respect to EBA, the sum of $406,000, with respect to Eballoy, the sum of $188,667, and

                     (iv) beginning December 31, 1998, and continuing at all times thereafter, with respect to MSC, the sum of $1,849,791, with respect to EBA, the sum of $383,500 with respect to Eballoy, the sum of $141,500, minus with respect to each applicable period, the appraised value of any Equipment (other than equipment of Taylor Forge) that is sold, transferred or disposed of pursuant to the terms of this Agreement or becomes obsolete after December 27, 1995.

             6. Section 2.3, "Eligible Material Content of WIP Inventory," of the Loan Agreement is hereby amended to recite in its entirety as follows:

                     2.3 Eligible Material Content of WIP Inventory. The term "Eligible Material Content of WIP Inventory," with respect to any Borrower, means that portion of such Borrower's Eligible Inventory consisting of
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                     Work-In-Process -- Materials, as set forth in such
                     Borrower's general ledger account, which shall be determined in the same manner as on the date of this Agreement, and shall be valued at the lesser of cost (on a FIFO basis) or market; provided, however, that no such Work-in-Process--Materials of Taylor Forge shall be Eligible Inventory or Eligible Material Content of WIP Inventory until such time as the Bank, in its sole and absolute discretion, has determined that the books and records of Taylor Forge are fully integrated with those of MSC and that an accurate perpetual inventory system has been demonstrated to provide timely reporting of Work-in-Process--Materials for both Taylor Forge and MSC. The terms Eligible Raw Materials Inventory and Eligible Material Content of WIP Inventory shall be mutually exclusive.

             7. Section 3.1, "Interest Rates and Fees," of the Loan Agreement is hereby amended to recite in its entirety as follows:

                     3.1 Interest Rates and Fees. The Borrowers jointly and severally agree to pay the Bank (a) each month interest on the unpaid balance of the Loans at the rates of interest set forth in the note or notes evidencing the Loans; (b) beginning on June 1, 1997, and continuing on the first of each month thereafter a collateral administration fee in respect of the Revolving Loans equal to $4,000.00; (c) on or before the execution of a certain Second Amendment to Loan and Security Agreement dated as of June 3, 1997 (the "Second Amendment"), an arrangement fee of $25,000.00; (d) on February 28, 1998, the sum of $76,666.67 as an annual facility fee; (e) beginning on February 28, 1999, and continuing on each anniversary date of this Agreement thereafter, an annual facility fee equal to $85,000.00; and (f) beginning on the date of this Agreement and continuing on each July 1, October 1, and January 1 and April 1 thereafter the fees set in the Reimbursement Agreement a equal to 3% per annum of the stated amount of the Letter of Credit.

             8. Section 3.2, "Terms and Advances," of the Loan Agreement is hereby amended to recite in its entirety as follows:

                     3.2 Terms and Advances. The Loans shall be evidenced by a note or by one or more notes or reimbursement agreements subsequently executed in substitution therefor, each in substantially the form set forth in Exhibit A-1, A-2 and A-3 attached hereto and Exhibits A-4 and A-5 attached to the Second Amendment. Repayment of the Loans shall be made in accordance with the terms of the promissory notes or reimbursement agreement then outstanding pursuant to this Agreement.

             9. Section 3.4, "Use of Proceeds," of the Loan Agreement is hereby amended to recite in its entirety as follows:

                     3.4 Use of Proceeds. The net proceeds of the Loans will be used to provide for working capital requirements of the Borrowers, to finance the acquisition by Centrum Acquisition Corporation of certain assets of Taylor Forge International, Inc., and for any other business purpose in the Borrowers' businesses.



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             10.     Section 3.5, "Early Termination Fee," of the Loan
Agreement is hereby amended to recite in its entirety as follows:

                     3.5 Early Termination Fee. The Borrowers jointly and severally agree to pay to the Bank an early termination fee of $255,500.00 if the Borrowers terminate or prepay in full the Loans prior to the Maturity Date; provided, however, that if the Borrowers notify the Bank at least 90 days prior to the Maturity Date of their intention to pay the Loans in full, and such payment in full is made on the Maturity Date, there shall be no early termination fee. "Maturity Date" shall mean February 28, 1999, or any extended maturity date of the Revolving Loans, as the same may be extended from time to time by the Bank, in its sole and absolute discretion. The Borrowers further agree that any early termination fee set forth in this Section 3.5 shall be due and payable to the Bank regardless of whether such prepayment results from the Borrowers' voluntary prepayment or from the Bank's exercise of any of its rights after an Event of Default hereunder; provided, however, that if the Loans are paid in full solely as a result of insurance proceeds resulting from the damage, destruction, or condemnation of the Collateral, the Real Estate Collateral, the Guarantor Collateral, the Non-Recourse Guarantor Collateral, or the Other Collateral, then the Bank agrees that the above early termination fee shall be zero.

             11. Section 3.6, "The Guarantors and Guarantor Collateral," of the Loan Agreement is hereby amended to recite in its entirety as follows:

                     3.6 The Guarantors and Guarantor Collateral. Each of the Guarantors shall unconditionally guarantee the full and prompt payment of the Loans, shall evidence its obligation by executing and delivering to the Bank a Continuing Guaranty Unlimited (the "Guaranties") (the guaranty agreement of Centrum shall include, inter alia, a requirement that such Guarantor will maintain Tangible Net Worth in accordance with the provisions of Section 6.14 below), and shall secure its obligations under each of the Guaranties with a first and exclusive security interest, assignment, pledge, and mortgage on all of its stock or securities (except for the stock of Micafil, Inc.), business assets, motor vehicles, and real estate, whether now owned or hereafter acquired pursuant to security agreements, assignments, pledges, and mortgages in form satisfactory to the Bank (the "Guarantor Collateral"). In addition, Taylor Forge shall unconditionally guarantee the full and prompt payment of the Term Loan and shall evidence its obligation by executing and delivering to the Bank a Continuing Guaranty Unlimited. In addition, Micafil, Inc., and American Handling, Inc. shall each, on a non-recourse basis, guaranty the Loans, shall evidence its obligations by executing and delivering to the Bank a Non-Recourse Guaranty (the "Non-Recourse Guaranties"), and shall secure the obligations under the Non-Recourse Guaranties, with a first and exclusive security interest, assignment, pledge, and mortgage on all of their respective business assets, motor vehicles and real estate, whether now owned or hereafter acquired pursuant to security agreements, pledges, and mortgages in form satisfactory to the Bank subject to any liens or encumbrances permitted by the terms of such documents (the "Non-Recourse Guarantor Collateral"), provided, however, that if the Bank, in its sole discretion, does not provide a credit facility in the amount of $250,000.00 to Micafil, Inc., then the Bank agrees to subordinate its security interests with respect to the business assets of Micafil, Inc. to the extent of $250,000.00 in favor of another senior lender.

             12. Section 3.7, "Other Collateral Securing the Loans," of the Loan Agreement is hereby amended to recite in its entirety as follows:

                     3.7 Other Collateral Securing the Loans. In addition to the Collateral (as defined below), the Loans shall be secured by (a) first and exclusive open-end mortgages, assignments of rents and security agreements in all of the real property interests whether now owned or hereafter acquired, whether owned or leased of the Borrowers (the "Real Estate Collateral"); provided, however, that the Bank's mortgage interests in the Borrowers' real estate interests shall be subject to the liens and encumbrances set forth in Exhibit B attached hereto; and, provided further, that Taylor Forge shall not grant a negative pledge with respect to its real property located in Shelby County, Tennessee to any person or entity other than the Bank; (b) a first and exclusive security interest in all of the Borrowers' motor vehicles and interests in capital stock; and (c) the life insurance referred to in Section
                     6.2 below (collectively the "Other Collateral").

             13. Section 4.4, "Cash Collection Account," of the Loan Agreement is hereby amended to recite in its entirety as follows:

                     4.4 Cash Collection Account. The collections through the lockbox arrangement shall be deposited into cash collection accounts maintained with the Bank (the "Cash Collection Account"), over which the Bank alone shall have the power of withdrawal. If any of the Borrowers makes collections on any of the Collateral, it shall hold in trust for the Bank the proceeds received from collections, and turn over all checks, drafts, cash and other remittances and proceeds to the Bank each business day in the exact form in which they are received, together with a collection report in form acceptable to the Bank. Said proceeds shall be deposited in the Cash Collection
                     Accounts.   Prior to the occurrence of an Event of
                     Default, the Bank shall apply the whole or any part of the collected funds on deposit in the Cash Collection Accounts against the principal and/or interest of the Revolving Loans, and after the occurrence of an Event of Default, the Bank may apply such funds to the Term Loan, the Additional Term Loan or any other indebtedness or Obligations, and any portion of said funds on deposit in the Cash Collection Accounts which the Bank elects not to apply to the Obligations may be paid over and deposited by Bank to the Borrowers' commercial accounts. The Bank, at the Bank's sole discretion, may credit amounts deposited in the Cash Collection Accounts to the Loans on the day of deposit. To compensate the Bank for this arrangement, the Bank charges, and each of the Borrowers agrees to pay a fee which is calculated in accordance with
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                     the Bank's standard practices and procedures as if the
                     deposits in the Cash Collection Accounts were not applied to the Revolving Loan until one business day after deposit in the Cash Collection Accounts, with interest charged on the daily deposits in the Cash Collection Account at the interest rates applicable to the Revolving Loan. Such amount is charged to the Borrowers monthly.

             14. Section 5.4, "Capital Structure," of the Loan Agreement is hereby amended to recite in its entirety as follows:

                     5.4 Capital Structure. Centrum owns 100% of the capital stock of MSC. MSC owns 100% of the capital stock of McInnes Services, Inc. McInnes Services, Inc. owns 100% of the stock of Eballoy, EBA, McInnes International, Inc. and Taylor Forge. The corporate structure of each of the Borrowers and MSI is set forth in Schedule 5.4 attached to the Second Amendment and accurately represents to the Bank the following: (a) the classes of capital stock of each of the Borrowers and MSI and par value of each such class, all as authorized by the Articles of Incorporation or Charter of each and the number of shares of each such class of stock issued and outstanding, the registered owner or holder (legally or beneficially) thereof, and the certificate numbers evidencing the foregoing. All shares of all classes of capital stock issued are fully paid and nonassessable. The Borrowers and MSI do not have outstanding any other stock or other equity security, or any other instrument convertible to an equity security of any of them, or any commitment, understanding, agreement or arrangement to issue, sell or have outstanding any of the foregoing.

             15. Section 6.3, "Sale of Assets, Merger, Subsidiaries, Tradenames and Conduct of Business," of the Loan Agreement is hereby amended to recite in its entirety as follows:

                     6.3 Sale of Assets, Merger, Subsidiaries, Tradenames and Conduct of Business. Such Company shall not (a) except in the ordinary course of business, sell, lease, transfer or otherwise dispose of, any of its assets, provided, however, such Company shall be permitted to dispose of equipment that is obsolete or no longer useful in the ordinary course of such Company's business, provided that such disposition is not in excess of the aggregate sum of $100,000.00 in any fiscal year; provided, further, that such Company provides notice to the Bank of the sale of such equipment; and provided, further, if such equipment is Eligible Equipment or is the Rolled Ring Division Equipment or equipment of Taylor Forge, such Company obtains the prior written consent of the Bank, and the proceeds of such disposition are applied first to the Additional Term Loan, in inverse order of maturity of installments, and then to the Term Loan, in inverse order of maturity of installments, (b) except for the initial capitalization of Centrum Acquisition Corporation by MSI, consolidate with, merge into, enter into partnerships or joint ventures with or make investments in any other entity, or permit any other entity to consolidate with or merge into it, provided, however, that Centrum shall be permitted to make investments in MSC, (c) acquire all or substantially all of the assets or business of any other person or entity, provided, however, that Centrum Acquisition Corporation, a Tennessee corporation and a wholly-owned subsidiary of MSI, shall be permitted to acquire certain of the assets of Taylor Forge International, Inc.
                     pursuant to the terms of a certain Asset Purchase Agreement by and among Centrum, Centrum Acquisition Corporation and Taylor Forge International, Inc. dated as of April 29, 1997 (the "Asset Purchase Agreement") or
                     (d) create or acquire any subsidiaries or conduct business under any other tradenames without the prior written consent of the Bank, provided, however, that MSI, shall be permitted to create Taylor Forge for the purpose of acquiring certain of the assets of Taylor Forge International, Inc. pursuant to the terms of the Asset Purchase Agreement. Such Company has no subsidiaries except as disclosed in Schedule 5.4 attached to the Second Amendment and conducts business only in the name(s) of such Company and the tradenames set forth in Schedule 6.3 attached to the Second Amendment. None of the Borrowers or MSI shall engage in any business other than the businesses engaged in by such Company on the date hereof and any business or activities which are substantially similar or related thereto.

             16. Section 6.5, "Other Borrowings and Contingent Liabilities," of the Loan Agreement is hereby amended to recite in its entirety as follows:

                     6.5 Other Borrowings and Contingent Liabilities. Except for the credit extensions set forth on Schedule 6.5 attached to the Second Amendment, intercompany loans and advances obtained by Centrum from American Handling, Inc., which in the aggregate, shall not exceed the Maximum Upstream Limit (as defined in Section 6.13 below), the Loans, the IRB, and capitalized lease agreements and/or purchase money financing transactions secured by the item or items being purchased in an amount not to exceed the purchase price of such item or items that, in the aggregate, do not exceed the sum of $200,000.00 in any one fiscal year; the Companies, in the aggregate, will not (a) create or incur extensions of credit or indebtedness for borrowed money, including without limitation, letters of credit, or capitalized lease agreements or (b) guarantee, indorse or otherwise become surety for or upon the obligations of others, except by indorsement of negotiable instruments for deposit or collection in the ordinary course of business. For the purposes of this Agreement, capitalized lease agreements shall be valued at the purchase price of the item or items being purchased in such fiscal year.

             17. Section 6.9, "Acquisition of Capital Stock," of the Loan Agreement is hereby amended to recite in its entirety as follows:

                     6.9 Acquisition of Capital Stock. Without the prior written consent of the Bank, such Company shall not redeem or acquire any of its own capital stock or any warrants or any securities relating to such capital stock or any debt or debt securities of such Company except through (a) the use of the net proceeds from the simultaneous sale of an equivalent amount of its capital stock for the same purchase or redemption price, and (b) with respect to George H. Wells' stock in Centrum, through the use of any life insurance proceeds on the life of Mr. Wells which are not collaterally assigned to secure the Loans; provided, however, notwithstanding the foregoing, Centrum may pay "Permitted Payments," as such term is defined in a certain Subordination Agreement - Investors, dated of even date herewith, entered into by, between and among, the Bank, the Borrowers (with the exception of Taylor Forge), the Guarantors, Micafil, Inc., American Handling, Inc., First New England Capital Limited Partnership, MorAmerica Capital Corporation, and North Dakota Small Business Investment Company.

             18. Section 6.14, "Tangible Net Worth," of the Loan Agreement is hereby amended to recite in its entirety as follows:

                     6.14 Tangible Net Worth. The Borrowers and MSI, on a consolidated basis, shall maintain at all times a consolidated Tangible Net Worth of not less than the following amounts for the periods specified below:

                                        (a)     from the date of this Agreement
                                      through and including May 30, 1996, not
                                      less than $2,300,000.00,

                                        (b)     beginning May 31, 1996, and
                                      continuing through and including the day immediately preceding the date the Second Amendment becomes effective, not less than $2,500,000.00,

                                        (c)     beginning on the date the
                                      Second Amendment becomes effective, and
                                      continuing through and including December
                                      30, 1997, not less than the sum of
                                      $4,000,000.00,

                                        (d)     beginning December 31, 1997 and
                                      continuing through and including June 29, 1998, not less than the sum of $5,500,000.00, and

                                        (e)     beginning June 30, 1998 and
                                      continuing at all times thereafter, not
                                      less than the sum of $6,500,000.00.

                     "Tangible Net Worth" shall mean shareholders' equity, minus the sum of all of the following: (i) the excess of cost over the value of net assets of purchased businesses, rights, and other similar intangibles, (ii) organizational expenses, (iii) intangible assets (to the extent not reflected in the foregoing), (iv) goodwill, (v) deferred charges or deferred financing costs, (vi) loans or advances to and/or accounts or notes receivable from Affiliates, (vii) leasehold improvements, (viii) noncompete agreements, and (ix) any other asset not directly related to the operation of the business of the Borrowers.


             19. Section 6.15, "Ratio of Total Liabilities to Tangible Net Worth," of the Loan Agreement is hereby amended to recite in its entirety as follows:

                     6.15 Ratio of Total Liabilities to Tangible Net Worth. The Borrowers and MSI, on a consolidated basis, shall maintain at all times a ratio of consolidated Total Liabilities to consolidated Tangible Net Worth of not greater than the following amounts for the periods specified below:

                                        (a)     Not greater than 9.00 to 1.00
                                      from the date of this Agreement through
                                      and including May 30, 1996; and

                                        (b)     not greater than 8.50 to 1.00
                                      beginning May 31, 1996, and continuing
                                      through and including the day immediately preceding the date the Second Amendment becomes effective;

                                        (c)     not greater than 7.50 to 1.00,
                                      beginning on the date the Second
                                      Amendment becomes effective, and
                                      continuing through and including December
                                      30, 1997;

                                        (d)     Not greater than 6.00 to 1.00
                                      beginning December 31, 1997 and
                                      continuing through and including June 29, 1997; and

                                        (e)     Not greater than 5.00 to 1.00
                                      beginning June 30, 1998 and continuing at all times thereafter.

                     "Total Liabilities" shall mean with respect to the Borrowers and MSI (a) all indebtedness for borrowed money or for the deferred purchase price of property or services, (b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations with respect to any letter of credit issued for the account of the Borrowers or MSI, (d) all obligations in respect of acceptances issued or created for the account of the Borrowers or MSI, (e) lease obligations which, in accordance with GAAP, should be capitalized, (f) all liabilities (including lease obligations) secured by any lien or encumbrance on any property owned by any of the Borrowers or MSI even though such Company has not assumed or otherwise become liable for the payment thereof, (g) all obligations of the Borrowers or MSI with respect to interest rate protection agreements (valued at the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association), and (i) all other obligations of the Borrower or MSI which, in accordance with GAAP, would be classified upon a balance sheet as liabilities (except capital stock and surplus earned).

             20. Section 6.17, "Capital Expenditures," of the Loan Agreement is hereby amended to recite in its entirety as follows:

                     6.17 Capital Expenditures. The Borrowers and MSI, on a consolidated basis, will not make any expenditure for fixed or capital assets, including by way of the incurrence of capitalized lease obligations, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles or otherwise in excess of $1,600,000.00 in any fiscal year. Centrum will not make any expenditure for fixed or capital assets, including by way of the incurrence of capitalized lease obligations, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles or otherwise in excess of $100,000.00 in any fiscal year.

             21. Section 6.19, "Operating Lease Rentals," of the Loan Agreement is hereby amended to recite in its entirety as follows:

                     6.19 Operating Lease Rentals. The Borrowers and MSI have entered into the operating leases as set forth in
                     Schedule 6.19 attached to the Second Amendment. The Borrowers and MSI, on a consolidated basis, will not without the prior written approval of the Bank enter into operating leases providing in the aggregate for annual rentals which exceed $350,000.00.

             22. Section 6.21, "Maintenance of Accounts," of the Loan Agreement is hereby amended to recite in its entirety as follows:

                     6.21 Maintenance of Accounts. Each of the Borrowers and the Guarantors shall provide the Bank with prior written notice of the opening of any operating or deposit accounts other than those maintained with the Bank.
                     Except for the operating and deposit accounts maintained at the Bank, the payroll accounts set forth on Schedule
                     6.21 attached to the Second Amendment, and an operating account at PNC Bank (Delaware) which, in the aggregate shall not exceed $10,000.00 at any time, an operating account of Centrum at Capital Bank, N.A., which account shall not exceed $10,000.00 at any time, and an operating account of Taylor Forge at NationsBank of Tennessee, N.A., which account shall not exceed $10,000.00 at any time, the Borrowers and the Guarantors do not maintain any operating and deposit accounts.


             23. A new subsection (s) is hereby added to Section 7, "Financial Information and Reporting," of the Loan Agreement and shall recite in its entirety as follows:

                                        (s)     within 90 days after the date
                              of the Second Amendment, an audited opening balance sheet of Taylor Forge, prepared in accordance with GAAP and certified by independent accountants satisfactory to the Bank.


             24. Exhibit B, "Schedule of Permitted Encumbrances," of the Loan Agreement is hereby amended to recite in its entirety as set forth in Exhibit B attached to this Amendment.

             25. Exhibit C, "Schedule of Business Locations," of the Loan Agreement is hereby amended to recite in its entirety as set forth in Exhibit C attached to this Amendment.

             26. Schedules 5.13, 5.14, 5.15 and 6.11 to the Loan Agreement are hereby amended to recite in their entirety as set forth in Schedules 5.13, 5.14, 5.15 and 6.11 to this Amendment.

             27. Conditions of Effectiveness. This Amendment shall become effective as of June 3, 1997, upon satisfaction of all of the following conditions:

             (a) The Bank shall have received two duly executed copies of the Second Amendment to Loan and Security Agreement, the certificates, instrument, documents, agreements and opinions of counsel set forth on Exhibit D attached to this Amendment, and such other certificates, instruments, documents, agreements, and opinions of counsel as may be required by the Bank, each of which shall be in form and substance satisfactory to the Bank and its counsel; and

             (b) The representations contained in paragraph 28 below shall be true and accurate.

             27. Representations. Each of the Borrowers represents and warrants that after giving effect to this Amendment (a) each and every one of the representations and warranties made by or on behalf of such Borrower in the Loan Agreement or the Loan Documents is true and correct in all respects on and as of the date hereof, except to the extent that any of such representations and warranties related, by the expressed terms thereof, solely to a date prior hereto; (b) such Borrower has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in the Loan Agreement and Loan Documents; and (c) no event has occurred or is continuing, and no condition exists which would constitute an Event of Default or Pending Default.

             28.     Amendment to Loan Agreement.  (a) Upon the effectiveness of
Section 2 through Section 26 hereof, each reference in the Loan Agreement to "Loan and Security Agreement," "Loan Agreement," "Agreement," the prefix "herein," "hereof," or words of similar import, and each reference in the Loan Documents to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby. (b) Except as modified herein, all of the representations, warranties, terms, covenants and conditions of the Loan Agreement, the Loan Documents and all other agreements executed in connection therewith shall remain as written originally and in full force and effect in accordance with their respective terms, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Bank may have thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of the Bank's rights under or of any other term or provisions of the Loan Agreement, any Loan Document, or other agreement executed in connection therewith, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Borrowers which would require the consent of the Bank, including, without limitation, waivers of Events of Default which may exist after giving effect hereto. Each of the Borrowers ratifies and confirms each term, provision, condition and covenant set forth in the Loan Agreement and the Loan Documents and acknowledges that the agreement set forth therein continue to be legal, valid and binding agreements, and enforceable in accordance with their respective terms.

         29. Authority. Each of the Borrowers hereby represents and warrants to the Bank that (a) such Borrower has legal power and authority to execute and deliver the within Amendment; (b) the officer executing the within Amendment on behalf of such Borrower has been duly authorized to execute and deliver the same and bind such Borrower with respect to the provisions provided for herein; (c) the execution and delivery hereof by such Borrower and the performance and observance by such Borrower of the provisions hereof do not violate or conflict with the articles of incorporation or charter, regulations or bylaws of such Borrower or any law applicable to such Borrower or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against such Borrower; and
(d) this Amendment constitutes a valid and legally binding obligation upon such Borrower in every respect.

         30. Counterparts. This Amendment may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same document. Separate counterparts may be executed with the same effect as if all parties had executed the same counterparts.

         31      Governing Law.  This Amendment shall be governed by and
construed in accordance with the law of the State of Ohio.

                 IN WITNESS WHEREOF, the Borrowers, the Guarantors and the Bank have hereunto set their hands as of the date first set forth above.


                                        THE BORROWERS:

                                        MCINNES STEEL COMPANY


                                        By /s/ Timothy M. Hunter

                                        Its    Treasurer


                                        EBALLOY GLASS PRODUCTS COMPANY

                                        By /s/ Timothy M. Hunter

                                        Its Treasurer

                                        ERIE BRONZE & ALUMINUM COMPANY


                                        By /s/ Timothy M. Hunter

                                        Its    Treasurer

                                        MCINNES INTERNATIONAL, INC.


                                        By /s/ Timothy M. Hunter

                                        Its    Treasurer


                                        CENTRUM ACQUISITION CORPORATION
                                        TO BE KNOWN AS
                                        TAYLOR FORGE COMPANY


                                        By /s/ Timothy M. Hunter

                                        Its    Treasurer


                                        THE GUARANTORS:

                                        CENTRUM INDUSTRIES, INC.


                                        By /s/  Timothy M. Hunter

                                        Its     Treasurer

                                        MCINNES SERVICES, INC.


                                        By /s/ Timothy M. Hunter

                                        Its    Treasurer

                                        THE BANK:

                                        THE HUNTINGTON NATIONAL BANK

                                        By /s/     Mark R. Matheson

                                        Its        Assistant Vice President



                       CONSENT OF NON-RECOURSE GUARANTORS

         The undersigned, being non-recourse guarantors of the Borrowers' indebtedness to the Bank pursuant to certain guaranty agreements with the Bank, hereby consent and agree to be bound by the terms, conditions and execution of the above Amendment and hereby further agree that their obligations shall be continuing as provided in said guaranty agreements and said guaranty agreements shall remain as written originally and continue in full force and effect in all respects.

                                        MICAFIL, INC.


                                        By /s/   Timothy M. Hunter

                                        Its      Treasurer


                                        AMERICAN HANDLING, INC.


                                        By /s/   Timothy M. Hunter

                                        Its      Treasurer